BERRY PLASTICS CORPORATION
LIST OF SUBSIDIARIES
Aerocon, LLC
Berry Iowa, LLC
Berry Plastics Design, LLC
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
CPI Holding Corporation
Knight Plastics, Inc.
Packerware Corporation
Pescor, Inc.
Poly-Seal, LLC
Venture Packaging, Inc.
Venture Packaging Midwest, Inc.
Berry Plastics Acquisition Corporation III
Berry Plastics Acquisition Corporation II
Berry Plastics Opco, Inc.
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation VIII
Berry Plastics Acquisition Corporation IX
Berry Plastics Acquisition Corporation X
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XIV, LLC
Berry Plastics Acquisition Corporation XV, LLC
Berry Plastics de Mexico, S. de R.L. de C.V.
Kerr Group, LLC
Saffron Acquisition, LLC
Setco, LLC
Sun Coast Industries, LLC
Tubed Products, LLC
Cardinal Packaging, Inc.
Landis Plastics, LLC
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
Covalence Specialty Materials Canada Limited
Covalence Specialty Materials (Belgium)
CSM India SPV, LLC
CSM Mexico SPV, LLC
CSM Tijuana, LLC
Grupo de Servicios Berpla, S. de R.L. de C.V.
Caplas LLC
Caplas Neptune, LLC
Captive Holdings, Inc.
Captive Plastics, Inc.
Grafco Industries Limited Partnership
Rollpak Acquisition Corporation
Rollpak Corporation
BP Parallel Corporation